UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

TransCommunity Financial Corporation

(Exact name of registrant as specified in its charter)

Virginia	000-33355	54-2032355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4235 Innslake Drive, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 16, 2005, TransCommunity Financial Corporation (“TransCommunity” or the “Company”) announced that William C. Wiley, TransCommunity’s Chief Executive Officer, would step down from that position effective December 31, 2005. Additionally Mr. Wiley will step down from his service as a member of the Board of Directors, where he held the position of Chairman of the Board.

The Board has elected Bruce B. Nolte, TransCommunity’s President since May 1, 2001, as Chief Executive Officer of TransCommunity effective as of January 1, 2006. Mr. Nolte will continue to serve as President of the Company.

The Board has elected Troy A. Peery, currently Chairman of TransCommunity’s Executive and Compensation Committees, as Chairman of the Board effective as of January 1, 2006. Mr. Peery will continue to serve as Chairman of both the Executive and Compensation Committees.

A copy of the press release announcing the events discussed in this Item 5.02 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1    Press Release dated December 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCOMMUNITY FINANCIAL CORPORATION (Registrant)

/s/ Bruce B. Nolte
Bruce B. Nolte President

Date: December 19, 2005